EXHIBIT 99.1

                             GRANT PARK FUTURES FUND

[LOGO]

             WEEKLY COMMENTARY FOR THE WEEK ENDED FEBRUARY 4, 2005

                 GRANT PARK WEEKLY PERFORMANCE STATISTICS *
                                     2/4/05

                          Weekly ROR     MTD ROR     YTD ROR

Class A Units                2.32%        1.67%       -4.37%
Class B Units                2.30%        1.66%       -4.46%
* Subject to independent verification

The Fund posted profits over the past week, recording gains in a majority of sectors. The largest advances came from positions in the stock indices, fixed income products and foreign currencies. Losses came in the metals sector.

Long positions in the stock indices posted gains as domestic share markets pushed higher, mostly on a weaker-than-expected U.S. employment report. The Bureau of Labor Statistics reported on Friday that 146,000 new jobs had been added to the U.S. economy during the month of January, less than the 200,000 that economists had forecasted. According to analysts, investors interpreted the weak jobs data (which would denote slowing economic growth and would tend to send stock prices lower) to indicate that the Federal Reserve might slow the pace of any further hikes in short-term interest rates. The prospect of a more benign Federal Reserve monetary policy outweighed concerns of a looser job market as the S&P Composite Index closed up 27.30 points while the Nasdaq-100 Index finished the week 24.50 points higher. Overseas positions also performed well. Longs in the German DAX, London FTSE-100 and Spanish IBEX all posted earnings as these indices rallied to higher closes by the end of the week. The MIB index in Milan also settled higher on the week.

The tepid employment report spelled good news for long positions in the long end of the fixed income sector as prices for Thirty-year Treasury bonds on the Chicago Board of Trade staged an end of the week rally in response to the report. The March contract rose 1 point and 8/32s as investors pushed prices higher, reasoning that the weaker-than-anticipated jobs news would keep inflation emanating from the labor market to a minimum. The March Ten-year note closed 13/32s better, benefiting longs. Long positions in the foreign financials were also profitable as prices for London long gilts, German bunds and the Eurex BOBL closed higher for the week.

Short positions in the foreign currency sector were rewarded by a rally in the U.S. dollar following comments by Federal Reserve chairman Alan Greenspan regarding the U.S. trade deficit. He said that tighter U.S. fiscal policy coupled with market forces should stabilize and eventually reduce the U.S. current account gap. The dollar rallied on the comments, helping short positions in the Swiss franc and South African rand. Long positions in the Mexican peso also profited as that currency outpaced the gains made by the greenback. Long positions in the U.S. dollar index registered gains when the contract ended the week 0.92 points higher.


              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
          THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


                                                (312) 756-4450 o (800) 217-7955
Dearborn Capital Management, LLC                           o FAX (312) 756-4452
555 West Jackson Blvd, Suite 600,           Performance Hotline: (866) 516-1574
Chicago, IL 60661                              website: www.dearborncapital.com
                                              e-mail: funds@dearborncapital.com

Lastly, long positions in the base metals lost ground for the week as the late rally in the U.S. dollar put pressure on prices for raw materials. Longs in the hi-grade copper market in New York sustained losses as the March contract fell
6.30 cents to settle at $1.3755 per pound. Prices for zinc, aluminum and nickel fell in London, hurting longs in those markets.








































              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
          THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


                                                (312) 756-4450 o (800) 217-7955
Dearborn Capital Management, LLC                           o FAX (312) 756-4452
555 West Jackson Blvd, Suite 600,           Performance Hotline: (866) 516-1574
Chicago, IL 60661                              website: www.dearborncapital.com
                                              e-mail: funds@dearborncapital.com